Exhibit (i)(4): Consent of Dechert, Counsel, with respect to the Capital Value
  --------------   Fund, WST Growth Fund, and the Brown Capital Management Funds



[LETTERHEAD]



Dechert




August 1, 2000



Nottingham Investment Trust II
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Post-Effective Amendment No. 42 to Registration Statement on Form N-1A for Nottingham Investment Trust II ("Trust") (File Nos. 33-37458 and 811-06199)


Dear Sirs and Madams:


We hereby consent to the reference in the Trust's Statements of Additional Information to Dechert as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 42 to the Trust's Registration Statement.



Very truly yours,

/s/ Dechert

Dechert